Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed May 13, 2019 and Registration Statement (No. 333-204756) on Form S-8 of SMTC Corporation of our report dated January 22, 2019, with respect to the consolidated financial statements of MC Assembly Holdings, Inc. and Subsidiary, appearing in the Current Report on Form 8-K/A filed by SMTC Corporation on January 22, 2019.

/s/ RSM US LLP

West Palm Beach, Florida

May 13, 2019